Exhibit 24.2

POWER OF ATTORNEY

The undersigned hereby appoints Kenneth H. Traub and Mark J. Bonney, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign American Bank Note Holographics, Inc.’s Form 10-K and any and all amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Fred Levin
Name: Fred Levin Address: 6 Barbara Drive Randolph, NJ 07869

Date: March 24, 2007

Subscribed and sworn to before me this 24th day of March, 2007

/s/ Miriam Kornblatt
Notary Public